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                                                                  EXHIBIT 23.01

                 CONSENT OF ERNST & YOUNG INDEPENDENT AUDITORS

  We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-90029) pertaining to the Concur Technologies, Inc. 401(k) plan and in the Registration Statement (Form S-8 No. 333-70455) pertaining to the stock option and employee stock purchase plans of Concur Technologies, Inc. (the 1998 Equity Incentive Plan, the 1998 Directors Stock Option Plan, the 1998 Employee Stock Purchase Plan, the 1994 Stock Option Plan, the 1997 Stock Option Plan of 7Software, Inc., and the 1996 Directors Stock Option
Plan) of our reports dated October 27, 1999, with respect to the consolidated financial statements and schedules of Concur Technologies, Inc. included in the Annual Report (Form 10-K) for the year ended September 30, 1999.

                                          ERNST & YOUNG LLP

                                          /s/ Ernst & Young LLP

Seattle, Washington
December 28, 1999